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                                                                   EXHIBIT 10.24


[BANK OF AMERICA LOGO]

                                                            AMENDED AND RESTATED
                                                         BUSINESS LOAN AGREEMENT
                                                     (RECEIVABLES AND INVENTORY)
================================================================================

This Agreement ("Agent") dated to be effective November 2, 1999, is between BANK OF AMERICA, N.A. ("Bank of America"), successor-in-interest to NationsBank, N.A. (Bank of America and its predecessors shall be referred to herein as the "Bank") and Mobility Electronics, Inc., a Delaware corporation formerly known as Electronics Accessory Specialists International, Inc. (the "Borrower").

                                    RECITALS

A. Borrower executed (1) a Promissory Note dated January 13, 1998, in the original principal amount of $3,167,000 in favor of Bank, which not was subsequently replaced by that certain Promissory Note dated July 21, 1998 in the amount of $4,500,000 which note was subsequently modified by that certain Change In Terms Agreement dated July 21, 1999 in the amount of $4,500,000 ("Original Facility I Note"); and (2) a Promissory Note dated May 6, 1998, in the original principal amount of $1,500,000 ("EximBank Loan") in favor of Bank (the "EximBank Note"). The EximBank Note is subject to the Export-Import Bank of the United States Working Capital Guarantee Program (the "EximBank Guaranty"). Borrower also executed a Loan Agreement dated January 13, 1998, from the Borrower to Bank, the "Loan Agreement").

B. At the request of Borrower, Bank issued, on behalf of Borrower, a $150,000 Letter of Credit (the "$150,000 LC") and a $75,000 Letter of Credit (the "$75,000 LC"). The $150,000 LC and the $75,000 LC are hereinafter collectively referred to as the "LC's".

C. Pursuant to the terms of this Agreement, (1) the outstanding principal balance of Facility I Note shall be reduced to $2,852,054 ("Facility I") and the Original Facility I Note shall be replaced by a Promissory Note in the face amount of $3,000,000 (the "Facility I Note"); (2) a new $1,500,000 term facility will be created ("Facility II") and evidenced by a Promissory Note in the principal amount of $1,500,000 (the "Facility II Note"); (3) two (2) separate term facilities in the amounts of $150,000 ("Facility III") and $75,000 ("Facility IV") respectively shall be created and shall be evidenced by a Promissory Note in the face amount of $150,000 (the "Facility III Note") and a Promissory Note in the face amount of $75,000 (the "Facility IV Note").

D. Borrower also executed an Arizona Uniform Commercial Code Financing State on Form UCC-1 dated May 6, 1998, filed in the office of the Secretary of State of the State of Arizona on July 16, 1998, as Filing No. 01024866 and subsequently amended on September 15, 1998. Borrower also executed an Arizona Uniform Commercial Code Financing Statement on Form UCC-1 dated January 14, 1997, filed in the office of the Secretary of State of the State of Arizona on January 14, 1997, as Filing No. 951753 and subsequently amended on November 9, 1998. Borrower also executed a New Mexico Uniform Commercial Code Financing Statement on Form UCC-1 dated December 16, 1996, filed in the office of the Secretary of State of the State of New Mexico on January 13, 1997, as Filing No. 970113056 and subsequently amended on November 6, 1998.

E. Charles Mollo, Jeffrey Doss, Cameron Wilson and Janice Breeze (collectively, the "Guarantors") executed those certain Continuing Guaranties dated April 6, 1999, in favor of Bank (collectively, the "Guaranties").

F. All of the documents, certificates or agreements executed in connection with the respective loans evidenced by the Original Facility 1 Note, the EximBank Note and the LC's, including, without limitation, those listed above and those which evidence, guaranty, secure or modify such loans, as any or all of them may have been


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amended or modified to date, shall hereinafter be collectively referred to as the "Existing Loan Documents". This Amended and Restated Business Loan Agreement (the "Agreement"), all other documents executed in connection with this Agreement, and the Existing Loan Documents, as modified hereby, are herein collectively referred to as the "Loan Documents".

G. The Original Facility I Note matured on August 31, 1999.

H. On August 7, 1999, Borrower and Bank executed that certain Export-Import Bank of the United Sates Working Capital Guaranty Program Borrower Agreement and other documents (the "Exim Bank Documents") pursuant to which Export-Import Bank issued a ninety percent (90%) guaranty pursuant to the terms thereof (the "Exim Bank Guaranty").

I. As of November 2, 1999, Borrower was indebted to Bank under the Existing Loan Documents in the principal amount of: $4,291,053.69, plus accrued interest of $37,825.93 with respect to the Original Facility I Note (the "Present Debt").

J. Borrower has requested that Bank modify the Loans as set forth below. Bank, although under no obligation to do so, is willing to so modify the Loans, subject to the terms and conditions set forth below.

K. Guarantors believe that the modifications would be in the best interest of guarantors and Guarantors are willing to consent and agree to reaffirm and continue the Guaranties with respect to the Loan and the Existing Loan Documents, as the Loan and the Existing Loan Documents are hereby amended and restated.

1. DEFINITIONS

In addition to the terms which are defined elsewhere in this Agreement, the following terms have the meanings indicated for the purposes of this Agreement.

1.1 "FACILITY I BORROWING BASE" means the sum of:

(a)      80% of the balance due on Facility I Acceptable Receivables;

(b)      60% of the value of Acceptable Finished Goods Inventory;

(c)      45% of Acceptable Raw Materials Inventory through October 30, 1999;

(d) 35% of Acceptable Raw Materials Inventory from October 31, 1999 through November 29, 1999;

(e) 25% of Acceptable Raw Materials Inventory from November 30, 1999 through December 30, 1999; and

(f) 15% of Acceptable Raw Materials Inventory from December 31, 1999 through the Maturity Date.

Provided, however, that in the event, at any time prior to the Facility I Maturity Date, the aggregate amount of Facility I Acceptable Receivables plus Acceptable Finished Goods Inventory, when margined as set forth in 1.1(a) and
(b) above, is equal to or greater than all outstanding advances on Facility I, all advances against Acceptable Raw Materials Inventory as set forth in Sections 1.1(c) through (f), shall be reduced to zero percent (0%) through the Maturity Date.

In determining the value of Acceptable Finished Goods Inventory and/or Acceptable Raw Materials Inventory to be included in the Facility I Borrowing Base, Bank will use the lowest of (i) Borrower's cost, (ii) Borrower's estimated market value, or (iii) Bank's independent determination of the resale value of such inventory in such quantities and on such terms as Bank deems appropriate.



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1.2      "FACILITY I ACCEPTABLE RECEIVABLE" means an account receivable which satisfies the following requirements:

(a) The account has resulted from the sale of goods or the performance of services by Borrower in the ordinary course of Borrower's business.

(b) There are no conditions which must be satisfied before Borrower is entitled to receive payment of the account. Accounts arising from COD sales, consignments or guaranteed sales are not acceptable.

(c) The debtor upon the account does not claim any defense to payment and has not asserted any counterclaims or offsets against Borrower. To the extent any credit balances exist in favor of the debtor, such credit balances shall be deducted from the account balance.

(d) The account represents a genuine obligation of the debtor for goods sold to, and accepted by, the debtor, or for services performed for and accepted by the debtor.

(e) Borrower has sent an invoice to the debtor in the amount of the account.

(f) The account is owned by Borrower free of any title defects or any liens of interest of others except the security interest in favor of Bank.

(g)      The debtor upon the account is not any of the following:

         (i) an employee, affiliate, parent or subsidiary of Borrower, or an entity which has common officers or directors with Borrower.

         (ii) the U.S. government or any agency or department of the U.S. government unless Bank agrees in writing to accept the obligation and Borrower complies with the procedures in the Federal Assignment of Claims Act of 1940 with respect to this obligation.

         (iii) any state, county, city, town or municipality.

         (iv) any person or entity located in a foreign country unless the account is supported by a letter of credit or the EximBank Guaranty issued by a bank acceptable to Bank.

         (v) any person or entity to whom Borrower is obligated for goods purchased by Borrower or for services performed for Borrower ("Contra-Accounts"). However, to the extent that such Contra-Accounts exist with Group West Inc., only those amounts that exceed the threshold specified below shall be deemed excluded (i.e., unacceptable): (A) $300,000 through 12/30/99; (B) $150,000 from
         12/31/99 through the Maturity Date;

(h) The account is not in default. An account will be considered in default if the account is not paid within the 90 day period starting on its invoice date;

(i) The account is not the obligation of a debtor who is in default (as defined above) on 25% or more of the accounts upon which such debtor is obligated.

(j) The account does not arise from the sale of goods which remain in Borrower's possession or under Borrower's control.

(k)      The account is not evidenced by a promissory note or chattel paper.



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(l)      The account is otherwise acceptable to Bank which acceptance shall not be unreasonably withheld.

In addition to the foregoing limitations, the dollar amount of accounts included as Facility I Acceptable Receivables which are the obligations of a single debtor shall not exceed the concentration limit established for that debtor. To the extent the total of such accounts exceeds a debtor's concentration limit, the amount of any such excess shall be excluded. The concentration limit for each debtor, other than the account debtors set forth below, shall be equal to 10% of the total amount of Borrower's Facility I Acceptable Receivables at that time.

It is provided, however, that if the debtor obligated upon an account is one of the debtors listed below, the concentration limit applicable to each such debtor will be increased to the percentage set forth below:

             Debtor                              Concentration Limit
             ------                              -------------------
             IBM                                         25%
             Toshiba                                     25%
             Port                                        20%
             Targas                                      20%

1.3 "ACCEPTABLE FINISHED GOODS INVENTORY" means inventory that satisfies the following requirements:

(a) The inventory is owned by Borrower free of any title defects or any liens or interests of others except the security interest in favor of Bank.

(b)      The inventory is located at Borrower's place of business in Arizona.

(c) The inventory is held for sale or use in the ordinary course of Borrower's business and is of good and merchantable quality. Inventory which is obsolete, unsalable, damaged, defective, discontinued or slow-moving or which has been returned by the buyer, or any inventory reserved for such occurrences, is not acceptable. Display items, work-in-process supply and packing and shipping materials are not acceptable.

(d)      The inventory is not placed on consignment.

(e)      The inventory is in transit.

(f) The inventory is used for samples, or is otherwise used or returned to Borrower.

(g) The inventory is otherwise acceptable to Bank which acceptance shall not be unreasonably withheld.

1.4 "ACCEPTABLE RAW MATERIAL INVENTORY" means inventory materials owned by, and in the possession of Borrower which are free and clear of any liens or encumbrances (other than the liens created in favor of Bank) and which are used by Borrower solely in fabrication/manufacture/production of its Acceptable Finished Goods Inventory.

1.5 "FACILITY I" shall have the meaning set forth in the Recitals.

1.6 "FACILITY I NOTE" shall have the meaning set forth in the Recitals.

1.7 "FACILITY I CREDIT LIMIT" means the amount of Three Million Dollars ($3,000,000).

1.8 "FACILITY II" shall have the meaning set forth in the Recitals.



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1.9 "FACILITY II NOTE" shall have the meaning set forth in the Recitals.

1.10 "FACILITY III" shall have the meaning set forth in the Recitals.

1.11 "FACILITY III NOTE" shall have the meaning set forth in the Recitals.

1.12 "FACILITY IV" shall have the meaning set forth in the Recitals.

1.13 "FACILITY IV NOTE" shall have the meaning set forth in the Recitals.

1.14 "$150,000 CD" shall mean that certain certificate of deposit maintained with Bank in the amount of $150,000 bearing certificate number 91000014891201.

1.15 "$75,000 CD" shall mean that certain certificate of deposit maintained with Bank in the amount of $75,000 bearing certificate number 91000014956243.

2. AMOUNT AND TERMS

2.1 FACILITY I LINE OF CREDIT AMOUNT.

(a) During the Facility I Availability Period described below, Bank will provide a line of credit to Borrower. The amount of the line of credit (the "Facility I Commitment") is equal to the lesser of (i) the Facility I Credit Limit or (ii) the Facility I Borrowing Base.

(b) This is a revolving line of credit for advances. During the Facility I Availability Period, Borrower may repay principal amounts and reborrow them.

(c) The total of all Facility I advances outstanding at any one time may not exceed Three Million Dollars ($3,000,000).

(d) Borrower agrees not to permit the outstanding principal balance of the Facility I to exceed the Facility I Commitment. If Borrower exceeds this limit, Borrower will immediately pay the excess to Bank upon Bank's demand. Bank may apply payments received from Borrower under this Paragraph to the obligations of Borrower to Bank under Facility I in the order and the manner as Bank, in its discretion, may determine.

         2.1.1 AVAILABILITY PERIOD. The Facility I line of credit is available between the date of this Agreement and March 31, 2000 (the "Facility I Expiration Date") unless Borrower is in default (the "Facility I Availability Period).

         2.1.2 CONDITIONS TO EACH EXTENSION OF CREDIT. Before each advance under the Facility I line of credit, including the first, Borrower will deliver the following to Bank if requested by Bank:

(a) a borrowing certificate (containing information that is not older than 16 days), in form and detail satisfactory to Bank (substantially in the form of Exhibit A attached hereto), setting forth the Facility I Acceptable Receivables, Acceptable Finished Goods Inventory and/or Acceptable Raw Materials Inventory on which the requested extensions of credit is to be based;



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(b)      copies of the invoices or the record of invoices from Borrower's sales journal for such Facility I Acceptable Receivables and a listing of the names and addresses of the debtors obligated thereunder, if specifically requested by the Bank; and

(c) copies of the delivery receipts, purchase orders, shipping instructions, bills of lading and other documentation pertaining to such Facility I Acceptable Receivables, if specifically requested by Bank.

         2.1.3 INTEREST RATE. the interest rate is Bank's Prime Rate plus 2.50 percentage points.

The Prime Rate is the rate of interest publicly announced from time to time by Bank in San Francisco, California, as its Prime Rate. The Prime Rate is set by Bank on various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for processing some loans. Bank may price loans to its customers at, above, or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the date specified in the public announcement of a change in the Prime Rate.

         2.1.4 REPAYMENT TERMS.

(a) Borrower will pay accrued interest on December 1, 1999, and then on the same date of each month thereafter until payment in full of any principal outstanding under this line of credit.

(b) Borrower will repay in full all principal and any accrued and unpaid interest or other charges outstanding under this Facility I line of credit no later than the Facility I Expiration Date.

(c) Borrower may prepay the Facility I line of credit in full or in part at any time without premium or penalty provided Borrower is not in default.

2.2 FACILITY II AMOUNT.

(a) During the Facility II Availability Period described below, Bank will provide a term loan to Borrower. The amount of Facility II (the "Facility II Commitment") is equal to $1,500,000.

(b) This is a non-revolving term loan. Any amount repaid, even if repaid before the Facility II Expiration Date permanently reduces the principal balance of Facility II and may not be reborrowed.

         2.2.1 AVAILABILITY PERIOD. The Facility II term loan is available between the date of this Agreement and March 31, 2000 (the "Facility II Expiration Date") unless Borrower is in default.

         2.2.2 INTEREST RATE. The interest rate is Bank's Prime Rate plus 3.50 percentage points.

         2.2.3 REPAYMENT TERMS.

(a) Borrower will pay (i) principal in the amount of $500,000 upon the execution of this Agreement; and (ii) principal in four (4) successive monthly installments of Eighty Three Thousand Three Hundred Thirty Three Dollars and Thirty Three Cents ($83,333.33) plus interest commencing December 1, 1999 and on the first day of each month thereafter through March 1, 2000. On the Facility II Expiration Date, Borrower will repay the remaining principal balance plus any interest then due. Each installment, when paid, will be applied first to the payment of interest accrued. The amount of interest due, and the portion of each installment which is applied to interest, will change from time to time if there are changes in the Prime Rate. The balance, if any, of each installment will be applied to the repayment of principal. If the accrued interest owing exceeds the amount of any installment, Borrower will pay the excess in addition to the installment. The excess accrued interest will be paid on the due date of the installment.



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(b)      Borrower may prepay the Facility II in full or in part at any time without premium or penalty provided Borrower is not in default. This payment shall be applied to the most remote payment of principal document under the Loan Documents, including any balloon payment, and shall not negate any regularly scheduled installments due under the Loan.

(c) Borrower agrees to make an additional payment to Bank in an amount equal to 60% of any excess availability under the Facility I Note simultaneously with any advance hereunder to Borrower (an "Excess Payment"). The Excess Payment shall be applied by Bank to the outstanding principal balance of the Facility II Note in the inverse order of maturity.

2.3 FACILITY III AMOUNT.

(a) During the Facility III Availability Period described below, Bank will provide a term loan to Borrower. The amount of the term loan (the "Facility III Commitment") is equal to $150,000.

(b) This is a non-revolving line of credit for advances with a within line facility for the existing $150,000 LC. Any amount of credit extended, even if repaid before the expiration date of the line of credit, permanently reduces the remaining available term loan.

         2.3.1 AVAILABILITY PERIOD. The Facility III term loan is available between the date of this Agreement and June 1, 2000 (the "Facility III Expiration Date") unless Borrower is in default.

         2.3.2 INTEREST RATE. The interest rate is Bank's Prime Rate plus 2.50 percentage points.

         2.3.3 REPAYMENT TERMS.

(a) Borrower will pay interest on the first day of the first day of the first calendar month after the beneficiary of the $150,000 LC draws upon the $150,000 LC, and then on the same date of each month thereafter until payment in full of any principal outstanding under this Facility III term facility.

(b) Borrower will repay in full all principal and any accrued and unpaid interest or other charges outstanding under this Facility III term facility no later than the Facility III Expiration Date.

(c) Borrower may prepay the Facility III term facility in full or in part at any time without premium or penalty provided Borrower is not in default hereunder.

(d) Bank shall have the unilateral right, without notice, at any time after the beneficiary of the $150,000 LC draws upon the $150,000 LC, to liquidate the $150,000 CD and apply the proceeds thereof to the Facility III Note.

2.4 FACILITY IV AMOUNT.

(a) During the Facility IV Availability Period described below, Bank will provide a term facility to Borrower. the amount of the term facility (the "Facility IV Commitment") is equal to $75,000.

(b) This is a non-revolving line of credit for advances with a within line facility for the existing $75,000 LC. Any amount of credit extended, even if repaid before the expiration date of the line of credit, permanently reduces the remaining available term facility.

         2.4.1 AVAILABILITY PERIOD. The Facility IV term facility is available between the date of this Agreement and September 15, 2000 (the "Facility IV Expiration Date") unless Borrower is in default.



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         2.4.2 INTEREST RATE. The interest rate is Bank's Prime Rate plus 2.50 percentage points.

         2.4.3 REPAYMENT TERMS.

(a) Borrower will pay interest on the first day of the first calendar month after the beneficiary of the $75,000 LC draws upon the $75,000 LC, and then on the same date of each month thereafter until payment in full of any principal outstanding under this Facility IV term facility.

(b) Borrower will repay in full all principal and any accrued and unpaid interest or other charges outstanding under this Facility IV term facility no later than the Facility IV Expiration Date.

(c) Borrower may prepay the Facility IV term facility in full or in part at any time without premium or penalty provided Borrower is not in default hereunder.

(d) Bank shall have the unilateral right, without notice, at any time after the beneficiary of the $75,000 LC draws upon the $75,000 LC to liquidate the $75,000 LC and apply the proceeds thereof to the Facility IV Note.

3. FEES, EXPENSES AND DEPOSITS

3.1 WAIVER FEES. If Bank, at its discretion, agrees to waive or amend any terms of this Agreement, then Borrower will pay Bank a Five Thousand Dollar ($5,000) fee for each waiver or amendment. Nothing in this paragraph shall imply that Bank is obligated to agree to any waiver or amendment requested by Borrower. Bank may impose additional requirements as a condition to any waiver or amendment.

3.2 EXPENSES.

(a) Borrower agrees to immediately repay Bank for expenses that include, but are not limited to, filing, recording and search fees, appraisal fees, and documentation fees.

(b) Borrower agrees to reimburse Bank for any expenses it incurs in the preparation of this Agreement and any agreement or instrument required by this Agreement. Expenses include, but are not limited to, reasonable attorneys' fees, including any allocated coss of Bank's in-house counsel.

(c) Borrower agrees to reimburse Bank for the cost of periodic audits and appraisals of the personal property collateral securing this Agreement at such intervals as Bank may reasonably require. The audits and appraisals may be performed by employees of Bank or by independent appraisers. The Bank shall not perform an audit more often than once every three (3) consecutive calendar months.

4. COLLATERAL

4.1 PERSONAL PROPERTY. Borrower's obligating to Bank under this Agreement will be secured by personal property Borrower now owns or will own in the future as listed below. The collateral is further defined in security agreements and the UCC's executed by Borrower.

In addition, all personal property collateral securing this Agreement shall also secure all other present and future obligations of Borrower to Bank (excluding any consumer credit covered by the federal Truth in Lending law, unless Borrower has otherwise agreed in writing). All personal property collateral securing any other present or future obligations of Borrower to Bank shall also secure this Agreement.





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5. DISBURSEMENTS, PAYMENTS AND COSTS

5.1 REQUESTS FOR CREDIT. Each request for an extension of credit will be made in writing in a manner acceptable to Bank, or by another means acceptable to Bank.

5.2 DISBURSEMENTS AND PAYMENTS. Each disbursement by Bank and each payment by Borrower will be:

(a) made at Bank's branch (or other location) selected by Bank from time to time;

(b) made for the account of Bank's branch selected by Bank from time to time;

(c) made in immediately available funds, or such other type of funds selected by Bank; and

(d)      evidenced by records kept by Bank.

5.3 TELEPHONE AUTHORIZATIONS.

(a) Bank may honor telephone instructions for advances or repayments given by any one of the individuals authorized to sign loan agreements on behalf of Borrower, or any other individual designated in writing by any one of such authorized signers.

(b) Advances will be deposited in and repayments withdrawn from Borrower's account number 4271911610 or such other of Borrower's accounts with Bank as designated in writing by Borrower.

(c) Borrower will provide written confirmation to Bank of any telephone instructions within two (2) days. If there is a discrepancy and Bank has already acted on the telephone instructions, the telephone instructions will prevail over the written confirmation.

(d) Borrower indemnifies and excuses Bank (including its officers, employees, and agents) from all liability, loss, and costs in connection with any act resulting from telephonic instructions it reasonably believes are made by any individual unauthorized by Borrower to give such instructions. This indemnity and excuse will survive this Agreement's termination.

5.4 DIRECT DEBIT.

(a) Borrower agrees that interest and principal payments and any fees will be deducted automatically on the due date from Borrower's account number 4271911610, or such other of Borrower's accounts with Bank as designated in writing by Borrower (the "Designated Account").

(b) Bank will debit the Designated Account on the dates the payments become due. If a due date does not fall on a Banking Day, as defined below, Bank will debit the Designated Account on the first Banking Day following the due date.

(c) Borrower will maintain sufficient funds in the Designated Account on the dates Bank enters debits authorized by this Agreement. If there are insufficient funds in the account on the date Bank enters any debit authorized by this Agreement, the debit will be reversed.

5.5 BANKING DAYS. Unless otherwise provided in this Agreement, a banking day is a day other than a Saturday or a Sunday on which Bank is open for business in Arizona. all payments and disbursements which would be due on a day which is not a banking day will be due on the next banking day. All payments received on a day which is not a banking day will be applied to the credit on the next banking day.

5.6 TAXES. Borrower will not deduct any taxes from any payments it makes to Bank. If any government authority imposes any taxes on any payments made by Borrower, Borrower will pay the taxes and will also pay to



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Bank, at the time interest is paid, any additional amount which Bank specifies as necessary to preserve the after-tax yield Bank would have received if such taxes had not been imposed. Upon request by Bank, Borrower will confirm that it has paid the taxes by giving Bank official tax receipts (or notarized copies) within thirty (30) days after the due date. However, Borrower will not pay Bank's net income taxes, franchise taxes or any other tax imposed on the Bank as a result of its net income.

5.7 ADDITIONAL COSTS.

(a)      any reserve or deposit requirements; and

(b) any capital requirements relating to Bank's assets and commitments for credit.

5.8 INTEREST CALCULATION. Except as otherwise stated in this Agreement, all interest and fees, if any, will be computed on the basis of a 360-day year and the actual number of days elapsed. This results in more interest or a higher fee than if a 365-day year is used.

5.9 INTEREST ON LATE PAYMENTS. At Bank's sole option in each instance, any amount not paid when due under this Agreement (including interest) shall bear interest from the due date at a rate per annum which is five percentage points higher than the rate of interest otherwise provided under this Agreement. This may result in compounding of interest.

5.10 OVERDRAFTS. At Bank's sole option in each instance, Bank may do one of the following:

(a) Make advances under this Agreement to prevent or cover an overdraft on any account of Borrower with Bank. Each such advance will accrue interest from the date of the advance or the date on which the account is overdrawn, whichever occurs first, at the interest rate described in this Agreement.

(b) Reduce the amount of credit otherwise available under this Agreement by the amount of any overdraft on any account of Borrower with Bank.

This Paragraph shall not be deemed to authorize Borrower to create overdrafts on any of Borrower's accounts with Bank.

5.11 PAYMENTS IN KIND. The proceeds of collections of Borrower's accounts receivable, when received by Bank in kind, shall be credited to interest, principal, and other sums owed to Bank under this Agreement in the order and proportion determined by Bank in its sole discretion. All such credits will be conditioned upon collection and any returned items may, at Bank's option, be charged to Borrower.

5.12 PROCEEDS OF RECEIVABLES. The proceeds of collections of Borrower's accounts receivable shall be delivered to Bank and shall be deposited into account number 004271136699 (the "Collection Account"). Withdrawals from the Collection Account by Borrower shall not be permitted. On a daily basis, Bank shall debit the Collection Account for the entire balance then on deposit and shall apply such amount to the outstanding principal balance of the Facility I line of credit. The excess balance, if any, in the Collection Account shall be credited to Facility II, Facility III, and Facility IV (in that order). Any checks deposited to the Collection Account which are returned unpaid will be charged to Borrowers' account number 4271911610.

5.13 BUDGET/ADVANCES FOR EXPENSES. Borrower shall develop and deliver to Bank on the 15th and 30th day of each calendar month, a semi-monthly budget ("Budget") showing anticipated income and expenses for the immediately succeeding 15/16 day period (as applicable) following the date of such Budget. If a deviation of 10% from the Budget subsequently occurs, Borrower shall provide to Bank, not later than the date of the delivery of the next scheduled Budget, a written identification and explanation of the deviation and the measures that will have been or will be implemented to rectify such deviation in the future. Bank shall, so long as sufficient availability exists under the Facility I borrowing Base, permit an advance to Borrower for the payment of up to 75% of the reasonable expenses described in the Budget for the applicable 15/16 day period. For purposes of this section 5.13, "reasonable expenses" shall mean those customary and ordinary expenses incurred by Borrower in maintaining its business. Notwithstanding what may otherwise be provided herein, upon the occurrence of an Event of Default, or an event which, with the giving of notice of the passage of time or both, would constitute an Event of Default, the Bank shall not be required to allow any advance to Borrower pursuant to this section 5.13 notwithstanding any availability under the Facility I Borrowing Base.

6. CONDITIONS

Bank must receive the following items, in form and content acceptable to Bank, before it is required to extend any credit to Borrower under this Agreement:

6.1 AUTHORIZATIONS. Evidence that the execution, delivery and performance by Borrower (and each Guarantor) of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

6.2 GOVERNING DOCUMENTS. A copy of Borrower's articles of incorporation.

6.3 SECURITY AGREEMENTS. Signed original security agreements, patent assignments, certificate of deposit, pledge agreement, financing statements and fixture filings (together with collateral in which Bank requires a possessory security interest), which Bank requires.

6.4 EVIDENCE OF PRIORITY. Evidence that security interests and liens in favor of Bank are valid, enforceable, and prior to all others' rights and interests, except those Bank consents to in writing.

6.5 EVIDENCE OF INSURANCE. Evidence of insurance coverage, as required in the "Covenants" section of this Agreement.

6.6 GUARANTIES. Restated Continuing Guaranties signed by each Guarantor.

6.7 LEGAL OPINION. A written opinion from Borrower's legal counsel, covering such matters as Bank may require including without limitation acknowledged that
(a) the Borrower is validly existing and in good standing in the State of Delaware; (b) Borrower has all the requisite authority to execute the Loan Documents; and (c) the terms of the Loan Documents do not violate any other material contract to which Borrower is a party. The legal counsel and the terms of the opinion must be acceptable to Bank.

6.8 GOOD STANDING. Certificates of Good Standing for Borrower from its state of incorporation and from any other states in which Borrower is required to qualify to conduct its business.

6.9 PAYMENT OF FEES. Payment of all accrued and unpaid commitment fees, attorney fees, and costs incurred by Bank arising from the drafting, negotiations, and closing of the Loan Documents and all expenses incurred by Bank as required by the Paragraph entitled "Reimbursement Costs."

6.10 REPRESENTATIONS OF CORPORATE OFFICERS. A completed original of Bank's form of Representations and Warranties of Corporate Officers executed by the principal officers of Borrower.

6.11 OTHER REQUIRED DOCUMENTATION. Executed Promissory Notes for Facility I, Facility II, Facility III, and Facility IV executed by Borrower and payable to Bank.

6.12 $500,000 PRINCIPAL REDUCTION. A principal reduction under the Facility II Note shall be delivered which will cause the outstanding principal balance to be not greater than $1,000,000.

6.13 EXIM BANK DOCUMENTS. The Exim Bank Note, Exim Bank Guaranty and related documents shall be amended and/or restated in a manner acceptable to Bank in its sole and exclusive discretion.

6.14 BUDGET. Borrower shall have delivered to Bank its first Budget.

6.15 $75,000 CD. Purchase from, and delivery of, the original $75,000 CD to Bank.

6.16 $20,000 COMMITMENT FEE. Payment to Bank of the $20,000 Commitment Fee.

6.17 LANDLORD'S LIEN WAIVER. For Borrower's Scottsdale office.

6.18 OTHER ITEMS. Any other items that Bank may reasonably require including without limitation, a modification of any existing subordination and/or intercreditor agreements.

6.19 PERSONAL FINANCIAL STATEMENTS. Personal Financial Statements as of December 31, 1998 for Jeffery Doss and Cameron Wilson.

6.20 TAX RETURNS. Tax Returns for Jeffery Doss and Cameron Wilson for 1998.

6.21 $2,000,000 CAPITAL INFUSION. Evidence satisfactory to Bank, in its sole and absolute discretion, that the Borrower has obtained, contemporaneously with the execution of this Agreement, a capital investment in Borrower, in the form of equity (not debt) in an amount of not less than $2,000,000 cash.

7. REPRESENTATION AND WARRANTIES

When Borrower signs this Agreement, and upon each advance hereunder, and until Bank is repaid in full, Borrower makes the following representations and warranties:

7.1 ORGANIZATION OF BORROWER. Borrower is a corporation duly formed and existing under the laws of the State of Delaware.

7.2 AUTHORIZATION. This Agreement, and any instrument or agreement required herein, are within the Borrower's powers, have been duly authorized, and do not conflict with any of its organizational papers.

7.3 ENFORCEABLE AGREEMENT. This Agreement, and each other agreement or document executed and delivered to Bank in connection with this Agreement, is a legal, valid and binding agreement of Borrower, enforceable against Borrower in accordance with its terms, and any instrument or agreement required herein, when executed and delivered, will be similarly legal, valid, binding and enforceable.

7.4 GOOD STANDING. In each state in which Borrower does business, it is properly licensed, in good standing, and, where required, in compliance with fictitious name statutes.

7.5 NO CONFLICTS. This Agreement does not conflict with any law, material agreement, or material obligation by which Borrower is bound.

7.6 FINANCIAL INFORMATION. All financial and other information that was or will be supplied to Bank by Borrowers or Guarantors is:

(a) sufficiently complete to give Bank accurate knowledge of Borrower's and any guarantor's financial condition.

(b)      in a form and content required by Bank.

(c)      in compliance with all government regulations that apply.

(d) in compliance with generally accepted accounting principals consistently applied.

Since the date of the financial statements specified above, there have been no material adverse changes in the assets or the financial condition of Borrower.

7.7 LAWSUITS. There is no lawsuit, tax claim or other dispute pending or threatened against Borrower, which, if lost, would impair Borrower's financial condition or ability to repay the Loan.

7.8 COLLATERAL. All collateral required in this Agreement is owned by the grantor of the security interest free of any title defects or any liens or interests of others.

7.9 PERMITS, FRANCHISES. Borrower possesses all permits, memberships, franchises, contracts, and licenses required and all trademark rights, trade name rights, patent rights, and fictitious name rights necessary to enable it to conduct the business in which it is not engaged without conflict with the rights of others.

7.10 OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

7.11 INCOME TAX RETURNS. Borrower has no knowledge or any pending assessments or adjustments of its income tax for any year.

7.12 NO EVENT OF DEFAULT. There is no event of default which is, or with notice or lapse of time or both would be, a default under this Agreement or any of the Existing Loan Documents.

7.13 MERCHANTABLE INVENTORY. All inventory which is included in the Facility I Borrowing Base is of good and merchantable quality and free from known defects.

7.14 ERISA PLANS.

(a) Borrower has fulfilled its obligations, if any, under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and has not incurred any liability with respect to any Plan under Title IV of ERISA.

(b) No reportable event has occurred under Section 4043(b) of ERISA for which the PBGC requires thirty (30) days' notice.

(c) No action by Borrower to terminate or withdraw from any Plan has been taken and not notice of intent to terminate a Plan has been filed under
         Section 4041 of ERISA.

(d) No proceeding has been commenced with respect to a Plan under Section 4042 of ERISA, and no event has occurred or condition exists which might constitute grounds for the commencement of such a proceeding.

(e)      The following terms have the meanings indicated for purposes of this
         Agreement:

         (i) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (ii) "ERISA" means the Employee Retirement Income Act of 1974, as amended from time to time.

         (iii) "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         (iv) "Plan" means any employee pension benefit plan maintained or contributed to by the Borrower and insured by the Pension Benefit Guaranty Corporation under Title IV of ERISA.

7.15 LOCATION OF BORROWER. Borrower's place of business (or, if Borrower has more than one place of business, its chief executive office) is located at 7955
E. Redfield Road, Scottsdale, AZ 85260.

7.16 GOVERNMENTAL CONSENT. Borrower is in compliance with all applicable regulatory requirements and neither the nature of the Borrower, nor any of its respective businesses or properties, nor any relationship between the Borrower and any other person, nor any circumstance in connection with the making of the Loans or delivery of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with any governmental authority that has not previously been made or taken and to which all applicable waiting periods have expired.

7.17 YEAR 2000. On the basis of a comprehensive review and assessment of Borrower's systems and equipment and inquiry made of Borrower's material suppliers, vendors and customers Borrower's management is of the view that the "Year 2000 problem" (that is, the inability of computers, as well as embedded microchips in non-computing devices, to perform properly date-sensitive functions with respect to certain dates prior to and after December 31, 1999), including costs of remediation, will not result in a material adverse change in the operations, business properties, condition (financial or otherwise) or prospects of Borrower. Borrower has developed feasible contingency plans to adequately ensure uninterrupted and unimpaired business operation in the event of failure of its own or a third party's systems or equipment due to the Year 2000 problem, including those of vendors, customers, and suppliers, as well as a general failure of or interruption in its communications and delivery infrastructure.

8. COVENANTS

Borrower agrees, so long as credit is available under this Agreement and until Bank is repaid in full.

8.1 ABUSE OF PROCEEDS. To use the proceeds of the credit only for working capital and shall not be transferred to third parties except in the ordinary course of Borrower's business.

8.2 FINANCIAL INFORMATION. To provide the following financial information and statements and such additional information as requested by Bank from time to time.

(a) Within ninety (90) days of Borrower's fiscal year end, Borrower's annual financial statements. These financial statements must be audited with an unqualified opinion by a Certified Public Accountant ("CPA") acceptable to Bank. The statements shall be prepared on a consolidating basis.

(b) Within ninety (90) days of filing, copies of Borrower's federal income tax return, and, if requested by Bank, copies of any extensions of the filing date.

(c) Within thirty (30) days of the period's end, Borrower's monthly financial statements. These statements may be Borrower prepared. The statements shall be prepared on a consolidating basis.

(d) On or before the 15th and the 30th day of each calendar month, Borrower's Facility I Borrowing Base certificate setting forth the respective amounts of Facility I Acceptable Receivables. Acceptable Finished Goods Inventory and Acceptable Raw Materials Inventory as of the last day of each calendar month and the 15th day of each calendar month as applicable, together with copies of the invoices or the record of invoices from Borrower's sale journal for such Acceptable Receivables and copies of the delivery receipts, purchase orders, shipping instructions, bills of lading and other documentation pertaining to such Facility I Acceptable Receivables, if specifically requested by Bank.

(e) Within fifteen (15) days of each month end, statements showing an aging and reconciliation of Borrower's receivables as of the last day of each month.

(f) Within fifteen (15) days of each month end, statements showing an aging and reconciliation of Borrower's accounts payable as of the last day of each month.

(g) Within fifteen (15) days of each month end, if Bank requires Borrower to deliver the proceeds of accounts receivable to Bank upon collection by Borrower, a schedule of the amounts so collected and delivered to Bank as of the last day of each month.

(h) Within fifteen (15) days of each month end, an inventory listing, which must include a description of Borrower's inventory, its location and cost, and such other information as Bank may require, as of the last day of each month.

(i) Within fifteen (15) days of each calendar quarter end, a listing of the names and addresses of all debtors obligated upon Borrower's accounts receivable as of the last day of each month.

(j) Promptly upon Bank's request, such other statements, lists of property and accounts, budgets, forecasts or reports as to Borrower and as to each guarantor or Borrower's obligations to Bank may request.

(k) Within 90 days of Borrower's fiscal year end, current financial statements from each Guarantor.

(l) Within thirty (30) days of filing, copies of each Guarantor's federal income tax return, and, if requested by Bank, copies of any extensions of the filing date.

Each of the financial statements described in this Section 8.2 shall be accompanied by a compliance certificate in a form acceptable to Bank which includes a certified statement by an officer of Borrower that all Borrower is in compliance with all covenants set forth herein and in the other Loan Documents.

8.3 CURRENT RATIO. To maintain on a consolidated basis a ratio of current assets to current liabilities of at least 0.90:1.0 (the "Current Ratio"). The Current Ratio will be tested on a monthly basis.

8.4 TANGIBLE NET WORTH. To maintain on a consolidated basis Tangible Net Worth equal to at least the amounts indicated on each date specified below:

         Date                           Amount
         ----                           ------
         09/30/99                       ($2,100,000)
         10/31/99                       ($1,800,000)
         11/30/99                       ($2,600,000)
         12/31/99*                      ($3,400.000)

*and on the last day of each calendar month thereafter.

"Tangible Net Worth" means the gross book value of Borrower's assets (excluding goodwill, patents, trademarks, trade names, organization expense, treasury stock, unamortized debt discount and expense, deferred research and development costs, deferred marketing expenses, and other like intangibles and monies due from affiliates, officers, directors or shareholders of Borrower) less total liabilities, including but not limited to accrued and deferred income taxes, and any reserves against assets. Tangible Net Worth will be tested on a monthly basis.

8.5 OTHER DEBTS. Not to have outstanding or incur any direct or contingent debts [or lease obligations](other than those to Bank), or become liable for the debts of others without Bank's written consent. This does not prohibit:

(a)      Acquiring goods, supplies or merchandise on normal trade credit.

(b) Endorsing negotiable instruments received in the usual course of business.

(c)      Obtaining surety bonds in the usual course of business.

(d) Debts in existence on the date of this Agreement disclosed in writing to Bank.

8.6 OTHER LIENS. Not to create, assume, or allow any security interest or lien (including judicial liens) on property Borrower now or later owns, except:

(a)      Security agreements in favor of Bank.

(b)      Liens for taxes not yet due.

(c) Liens outstanding on the date of this Agreement disclosed in writing to Bank.

8.7 CAPITAL EXPENDITURES. Not to spend or incur obligations (including the total amount of any capital leases) for more than Nine Hundred Thousand Dollars ($900,000) in any single fiscal year to acquire fixed or capital assets.

8.8 DIVIDENDS. Not to declare or pay any dividends on any of its shares.

8.9 COMPENSATION. To limit the total salaries, bonuses, withdrawals or compensation of its principal officers to the total of such payments during the fiscal year 1998.

8.10 LOANS OF OFFICERS. Not to make any loans, advances or other extensions of credit to any of Borrower's executives, officers, directors or shareholders (or any relatives of any of the foregoing.)

8.11 NOTICES TO BANK. To promptly notify Bank in writing of:

(a) any lawsuit over Two Hundred Fifty Thousand Dollars ($250,000) against Borrower.

(b) any substantial dispute between Borrower and any governmental authority.

(c)      any failure to comply with this Agreement.

(d) any material adverse change in Borrower's or any guarantor's financial condition or operations.

(e) any change in Borrower's name, legal structure, place of business, or chief executive office if Borrower has more than one place of business.

(f)      any actual or potential material contingent liabilities.

8.12 BOOKS AND RECORDS. To maintain adequate books and records.

8.13 AUDITS. Upon reasonable notice to Borrower, Borrower shall allow Bank and its agents to inspect Borrower's properties and examine, audit, and make copies of books and records at any reasonable time. If any of Borrower's properties, books or records are in the possession of a third party, Borrower authorizes that third party to permit Bank or its agents to have access to perform inspections or audits and to respond to Bank's requests for information concerning such properties, books and records.

8.14 COMPLIANCE WITH LAWS. To comply with the laws (including any fictitious name statute), regulations, and orders of any government body with authority over Borrower's business.

8.15 PRESERVATION OF RIGHTS. To maintain and preserve all rights, privileges and franchises Borrower now has.

8.16 MAINTENANCE OF BUSINESS AND PROPERTIES. To maintain its business activities in the development of computer docking ports and to make any repairs, renewals, or replacements to keep Borrower's properties in good working condition.

8.17 PERFECTION OF LIENS. To help Bank perfect and protect its security interests and liens, and reimburse it for related costs it incurs to protect its security interests and liens.

8.18 COOPERATION. To take any action requested by Bank to carry out the intent of this Agreement.

8.19 INSURANCE.

(a) Insurance Covering Collateral: To maintain all risk property damage insurance policies covering the tangible property comprising the collateral. Each insurance policy must be for the full replacement cost of the collateral and include a replacement cost endorsement. The insurance must be issued by an insurance company acceptable to the Bank and must include a lender's loss payable endorsement in favor of Bank in a form acceptable to Bank.

(b) General Business Insurance. To maintain insurance satisfactory to Bank as to amount, nature and carrier covering property damage (including loss of use and occupancy) to any of Borrower's properties, public liability insurance including coverage for contractual liability, product liability and workers' compensation, and any other insurance which is usual for Borrower's business.

(c) Evidence of Insurance. To deliver to Bank, upon the request to Bank, a copy of each insurance policy, or, if permitted by Bank, a certificate of insurance listing all insurance in force.

8.20 ADDITIONAL NEGATIVE COVENANTS. Not to, without Bank's written consent:

(a) engage in any business activities substantially different from Borrower's present business.

(b)      liquidate of dissolve Borrower's business.

(c) enter into any consolidation, merger, pool, joint venture, syndicate or other combination.

(d) lease, or dispose of all or a substantial part of Borrower's business or Borrower's assets except in the ordinary course of Borrower's business.

(e)      acquire or purchase a business or its assets.

(f) sell or otherwise dispose of any assets for less than fair market value or enter into any sale and leaseback agreement covering any of its fixed or capital assets.

(g) change its current management which consent shall not be reasonably withheld.

8.21 ERISA PLANS. To give prompt written notice to Bank of:

(a) the occurrence of any reportable event under Section 4043(b) of ERISA for which the PBGC requires thirty (30) days' notice.

(b) any action by Borrower to terminate or withdraw from a Plan or the filing of any notice of intent to terminate under Section 4041(b) of ERISA.

(c) any notice of noncompliance made with respect to a Plan under Section 4041(b) of ERISA.

(d) The commencement of any proceeding with respect to a Plan under Section 4041 of ERISA.

8.22 CONSIGNMENTS. Prior to placement of any inventory on consignment with any person ("Consignee"):

(a) to provide Bank with all consignment agreements and other documents to be used in connection with such consignment, all of which must be acceptable to Bank;

(b) to file appropriate financing statements with respect to the consigned inventory showing Consignee as debtor, Borrower as secured party, and Bank as assignee of secured party;

(c) to file appropriate financing statements with respect to the consigned inventory showing Borrower as debtor and Bank as secured party;

(d) after all financing statements referred to above have been filed, to conduct a search of all filings made against Consignee in all jurisdictions in which the consigned inventory is to be located, and delivered to Bank copies of the results of all such searches; and

(e) to notify, in writing, all creditors of Consignee which are or may be holders of security interests in the inventory to be consigned, that Borrower expects to deliver certain inventory to Consignee, all of which inventory shall be described in such notice by item or type.

8.23 HAZARDOUS WASTE INDEMNIFICATION. Borrower will indemnify and hold Bank harmless from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance by Borrower. This indemnity will apply whether the hazardous substance is on, under or about Borrower's property or operations or property leased to Borrower. The indemnity includes but is not limited to attorneys' fees (including the reasonable estimate of the allocated cost of in-house counsel and staff). The indemnity extends to Bank, its parent, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys, and assigns. For these purposes, the terms "hazardous" or "toxic" means any substance which is or becomes designated as "hazardous" or "toxic" under any federal, state, or local law. This indemnity will survive repayment of Borrower's obligations to Bank.

8.24 COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower, and or its respective business.

8.25 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, property damage and workers' compensation, carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

8.26 FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

8.27 TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation Federal and state income taxes and state and local property taxes and assessments; provided, that Borrower may in good faith contest such taxes or other liabilities to which a bona fide dispute may arise so long as (a) a lien has not attached to any asset of Borrower resulting from non-payment of such taxes or other liabilities; and (b) Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

8.28 SECURITY. At all times maintain in favor of Bank perfected security interests in all assets in which, under the provisions of this Agreement, Bank has or is to obtain a security interest, of such priority as is designated herein, take such actions (including without limitation the filing of financing statements and fixture filings) as Bank deems necessary and appropriate to protect Bank's security interests; and provide to Bank such assurances as Bank may require as to Borrower's compliance herewith.

8.29 LICENSES, PERMITS AND BONDS; MANAGEMENT. Borrower shall maintain in full force and effect all rights, licenses, and bonding commitments necessary to carry on its business. Borrower shall maintain its corporate existence and shall maintain executive personnel and management at a level of experience and ability equivalent to present personnel and management.

8.30 FURTHER DOCUMENTS OR ACTS. Borrower, at its expense, shall execute and deliver, or cause to be executed and delivered, to Bank such other writings, including current and updated certified copies of corporate borrowing resolutions, and shall do or cause to be done such other acts as Bank may reasonably require in connection with the Loans.

8.31 INSPECTION OF PROPERTY. The Borrower shall permit any person designated by Bank in writing, at Borrower's expense, to visit and inspect any of the properties of the Borrower, to examine the corporate books and financial records of the Borrower and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of any of such corporations with the principal officers of the Borrower and its independent public accountants, all at such reasonable times and as often as such Lender may reasonably request.

8.32 DEPOSIT ACCOUNTS; CONCENTRATION AND DISBURSEMENT BANK. Borrower shall maintain all of its business/depository accounts (i.e., general account, payroll account, sweep account, disbursement account, etc.) with Bank.

8.33 YEAR 2000. Borrower shall take all steps which Borrower reasonably believes necessary to address, on a timely basis, the Year 2000 Problem in order to ensure that the Year 2000 Problem will not have a Material Adverse Effect upon Borrower's financial condition, operations or business as now conducted.

8.34 GUARANTIES. Borrower shall not guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity except any of the foregoing required by this Agreement.

8.35 LOANS, ADVANCES, INVESTMENTS AND CONTINGENT LIABILITIES. The Borrower shall not make, or permit to remain outstanding, any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, of any other interest in, or make any capital contribution to, any person.

8.36 DIVIDENDS AND DISTRIBUTIONS. Borrower shall not declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding; nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding.

8.37 LIENS; PLEDGE OF ASSETS. Borrower shall not Mortgage, pledge, grant or permit to exist any security interest in, or lien upon, all or any portion of these assets of Borrower now owned or hereafter acquired, except any of the foregoing required or permitted by any of the Loan Documents.

8.38 ACQUISITIONS. Borrower shall not, after the date hereof, acquire another company or operating entity, either by acquisition of its stock or a controlling interest therein, or by acquisition of all or substantially all of the assets of such other entity.

8.39 CHANGE IN FISCAL YEAR OR ACCOUNTING METHODS. Borrower shall not, without having received the prior written consent of Bank, change its Fiscal Year or other accounting period, or change its method of accounting other than to conform to GAAP, applied on a consistent basis.

8.40 AMENDMENTS TO ARTICLES. Borrower's Articles and/or Bylaws shall not be modified or amended in any respect without Bank's prior written consent, which shall not be unreasonably withheld. In the event of any modification or amendment of any such Articles and/or Bylaws, Lenders may impose such documentary, opinion of counsel and/or recording and filing conditions and requirements as Lenders may determine on a conservative basis are required or prudent to ensure that Lenders' rights under the Loan Documents will be maintained in full force and effect and will not be impaired.

8.41 SALE OF ASSETS. The Borrower shall not sell, lease, transfer or otherwise dispose of, in any transaction or series of related transactions, any of its assets or property (except inventory sold in the ordinary course of business).

8.42 SALE AND LEASE-BACK. The Borrower shall not enter into any arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by the Borrower of real or personal property which has been or is to be sold or transferred by the Borrower to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor.

8.43 SALE OR DISCOUNT OF RECEIVABLES. The Borrower shall not sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its accounts receivable.

8.44 NO SUBSIDIARIES. The Borrower shall not create or acquire any subsidiary without the written consent of Bank which consent may be withheld in its sole and absolute discretion.

8.45 PATENTS PENDING. The Borrower shall take all steps reasonably necessary to complete the pending patent application. Upon the final approval of such pending patents by the U.S. Patent and Trademark office. Borrower shall immediately inform Bank of such approval and shall cooperate with Bank to perfect Bank's security interest in such patents in a manner acceptable to Bank in its sole and absolute discretion.

9. DEFAULT

If any of the following events occur, Bank may do one or more of the following: declare Borrower in default, stop making any additional credit available to Borrower, and require Borrower to repay its entire debt immediately and without prior notice. If an event of default occurs under the Paragraph entitled "Bankruptcy" below, with respect to Borrower, then the entire debt outstanding under this Agreement will automatically be due immediately.

9.1 FAILURE TO PAY. Borrower fails to make a payment within fifteen (15) days after the date when due under this Agreement.

9.2 LIEN PRIORITY. Bank fails to have an enforceable first lien (except for any prior liens to which Bank has consented in writing) on or security interest in any property given as security for this extension of credit under this Agreement.

9.3 FALSE INFORMATION. Borrower or any guarantor or any officer, authorized agent or accountant of Borrower or any guarantor have Bank false or misleading information or representations.

9.4 DEATH. If Borrower is a corporation, any principal office of majority stockholder dies; or any guarantor dies.

9.5 BANKRUPTCY. Borrower or any guarantor files a bankruptcy petition, a bankruptcy petition is filed against Borrower or any guarantor, or Borrower or any guarantor makes a general assignment for the benefit of creditors. The default will be deemed cured if any bankruptcy petition filed against Borrower or any guarantor is dismissed within a period of forty-five (45) days after the filing, provided, however, that Bank will not be obligated to extend any additional credit to Borrower during that period.

9.6 RECEIVERS. A receiver or similar official is appointed for Borrower's or any guarantor's business, or the business of Borrower or nay guarantor is terminated.

9.7 LAWSUITS. Any lawsuit or lawsuits are filed against Borrower or any guarantor in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in excess of any insurance coverage.

9.8 JUDGMENTS. Any judgments or arbitration awards are entered against Borrower or any guarantor, or Borrower or any guarantor enters into any settlement agreements with respect to any litigation or arbitration in an aggregate amount of Two Hundred Fifty Thousand Dollars ($250,000) or more in excess of any insurance coverage.

9.9 GOVERNMENT ACTION. Any governmental authority takes action that Bank reasonably believes materially adversely affects Borrower's or any grantor's's financial condition or ability to repay the Loan or perform pursuant to any of the Loan Documents.

9.10 MATERIAL ADVERSE CHANGE. A material averse change occurs in Borrower's or any guarantor's financial condition, properties or prospects, or the ability of Borrower to repay the extensions of credit under this Agreement.

9.11 CROSS-DEFAULT. Any default occurs under any agreement in connection with any credit Borrower or any grantor's has obtained from anyone else or which Borrower or any guarantor has guaranteed.

9.12 DEFAULT UNDER RELATED DOCUMENTS. Any guaranty, subordination agreement, security agreement, deed of trust, or other documents required by this Agreement is violated or no longer in effect.

9.13 OTHER BANK AGREEMENTS. Borrower or nay guarantor fails to meet the conditions of, or fails to perform any obligation under any other agreement Borrower or any guarantor has with Bank or any affiliate of Bank.

9.14 ERISA PLANS. The occurrence of any one or more of the following events with respect to Borrower, provided such event or events could reasonably be expected, in the judgment of Bank, to subject Borrower to any tax, penalty or liability (or any combination of the foregoing) which, in the aggregate, could have a material adverse effect on the financial condition of Borrower with respect to a
Plan:

(a) A reportable event with respect to a Plan which is, in the reasonable judgment of Bank, likely to result in the termination of such Plan for purposes of Title IV of ERISA.

(b) Any plan termination (or commencement of any proceeding to terminate a Plan) or Borrower's full or partial withdrawal from a Plan.

9.15 OTHER BREACH UNDER AGREEMENT. Borrower fails to meet the conditions of, or fails to perform any obligation under, any terms of this Agreement not specifically referred to in this Article.

10. ENFORCING THIS AGREEMENT; MISCELLANEOUS

10.1 GAAP. Except as otherwise stated in this Agreement, all financial information provided to Bank and all financial covenants will be made under generally accepted account principles, consistently applied.

10.2 ARIZONA LAW. This Agreement is governed by Arizona law, however, the Guarantees, shall be governed by New Mexico law to the extent of marital property law.

10.3 SUCCESSORS AND ASSIGNS. This Agreement is binding on Borrower's and Bank's successors and assignees. Borrower agrees that it may not assign this Agreement without Bank's prior consent. Bank may sell participation in or assign this loan, and may exchange financial information about Borrower with actual or potential participants or assignees. If a participation is sold or the loan is assigned, the purchaser will have the right of set-off against Borrower.

10.4 ARBITRATION.

(a) This Paragraph concerns the resolution of any controversies or claims between Borrower, guarantor and each of them, and/or Bank, including, but not limited to those that arise from:

         (i) the Loan Documents, including Agreement (including any renewals, extensions or modifications of this Agreement, or the other Loan Documents);

         (ii) any document, agreement or procedure related to or delivered in connection with this Agreement, or the other Loan Documents;

         (iii)    any violation of this Agreement, or the other Loan Documents;
                  or

         (iv) any claims for damages form any business conducted between Borrower and/or guarantor and Bank or its predecessors in interest, including claims for injury to persons, property or business interests (torts).

(b) At the request of Borrower, guarantor or Bank any such controversies or claims will be settled by arbitration in accordance with the United States Arbitration Act. The United States Arbitration Act will apply even though this Agreement and the other Loan Documents provide that they are governed by Arizona law.

(c) Arbitration proceedings will be administered by the American Arbitration Association and will be subject to its commercial rules of arbitration.

(d) For purposes of the application of the statute of limitations, the filing of an arbitration pursuant to this Section is the equivalent of the filing of a lawsuit, and any claim or controversy which may be arbitrated under this Section is subject to any applicable statute of limitations. The arbitrators will have the authority to decide whether any such claim or controversy is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis.

(e) If there is a dispute as to whether an issue is arbitrable, the arbitrators will have the authority to resolve any such dispute.

(f) The decision that results from an arbitration proceeding may be submitted to any authorized court of law to be confirmed and enforced.

(g) The procedure described above will not apply if the controversy or claim, at the time of the proposed submission to arbitration, arises from or relates to an obligation to Bank secured by residential real property located in Arizona. In this case, Borrower, guarantor and Bank must consent to submission of claim or controversy to arbitration. For the purposes of this Section, "residential real property" means real property of two and one-half acres or less which is limited to and utilized for either a single one-family or a single two-family dwelling.

(h) This provision does not limit the right of Borrower, guarantor or Bank to:

         (i)      exercise self-help remedies such as setoff;

         (ii) foreclose against or sell any real or personal property collateral; or

         (iii) act in a court of law, before, during or after the arbitration proceeding to obtain:

                  (A)      a provisional or interim remedy; and/or

                  (B)      additional or supplementary remedies.


(i) The pursuit of or a successful action for provisional, interim, additional or supplementary remedies, or the filing of a court action, does not constitute a waiver of the right of Borrower, guarantor or Bank, including the suing party, to submit the controversy or claim to arbitration if the other party contests the lawsuit. However, if the controversy or claim arises from or relates to an obligation to Bank which is secured by residential real property located in Arizona at the time of the proposed submission to arbitration, this right is limited according to the provision above requiring the consent of both Borrower, guarantor and Bank to seek resolution through arbitration.

(j) If Bank forecloses against any real property securing the Loan, Bank has the option to exercise the power of sale under the deed of trust or mortgage, or to proceed by judicial foreclosures.

10.5 SEVERABILITY; WAIVERS. If any part of this Agreement is not enforceable, the rest the Agreement may be enforced. Bank retains all rights, even if it makes a loan after default. If Bank waives a default, if may enforce a later default. Any consent or waiver under this Agreement must be in writing.

10.6 ADMINISTRATION COSTS. Borrower shall pay Bank for all reasonable costs incurred by Bank in connection with administering this Agreement.

10.7 ATTORNEY'S FEES. Borrower shall reimburse Bank for any reasonable costs and attorneys' fees incurred by Bank in connection with the drafting, negotiation and closing of the Loan Documents and in connection with the enforcement or preservation of any rights or remedies under this Agreement and any other documents executed in connection with this Agreement. In the event of a lawsuit or arbitration proceeding, the prevailing party is entitled or to recover costs and reasonable attorneys' fees in connection with the lawsuit or arbitration proceeding as determined by the court or arbitrator. As used in the Paragraph, "attorneys' fees" includes the allocated costs of Bank's in-house counsel.

10.8 [INTENTIONALLY OMITTED]

10.9 ONE AGREEMENT. This Agreement any related security or other agreements required by this Agreement, collectively:

(a) represents the sum of the understandings and agreements between Bank and Borrower concerning this credit;

(b) replace any prior oral or written agreements between Bank and Borrower concerning this credit; and

(c) are intended by Bank and Borrower as the final, complete and exclusive statement of the terms agreed to by them.

In the event of any such conflict between this Agreement and any other agreements required by this Agreement, this Agreement will prevail.

10.10 EXCHANGE OF INFORMATION. Borrower agrees that Bank may exchange financial information about Borrower with BankAmerica Corporation affiliates and other related entities.

10.11 USURY LAWS. This Paragraph covers the transactions described in this Agreement and any other agreements with Bank or its affiliates executed in connection with this Agreement, to the extent they are subject to Arizona usury laws (the "Transactions"). Borrower understands and believes that the Transactions comply with the Arizona usury laws. However, if any interest or other charges paid or payable in connection with the Transactions are ever determined to exceed the maximum amount permitted by law, Borrower agrees that:

(a) the amount of interest or other charges payable by Borrower pursuant to the Transactions shall be reduced to the maximum amount permitted by law; and

(b) any excess amount previously collected from Borrower in connection with the Transactions which exceeded the maximum amount permitted by law will be credited against the then outstanding principal balance. If the outstanding principal balance has been repaid in full, the excess amount paid will be refunded to Borrower.

All fees, charges, goods, things in action or any other sums or things of value, other than interest at the interest rate described in this Agreement, paid or payable by Borrower (collectively, the "Additional Sums"), that may be deemed to be interest with respect to the Transactions, shall, or the purpose of any laws of the State of Arizona that may be deemed to be interest with respect to the Transactions, shall, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the Transactions, be payable by Borrower as, and shall be deemed to be, additional interest. For such purposes only the agreed upon and "contracted for rate of interest" of the Transactions shall be deemed to be increased by the rate of interest resulting from the Additional Sums.

10.12 DISPOSITION OF SCHEDULES, REPORTS, ETC. DELIVERED BY BORROWER. Bank will not be obligated to return any schedules, invoices, statements, budgets, forecasts, reports or other papers delivered by Borrower. Bank will destroy or otherwise dispose of such materials at such time as Bank, in its discretion, deems appropriate.

10.13 RETURNED MERCHANDISE. Until Bank exercises its rights to collect the accounts receivable as provided under any security Agreement required under this Agreement, Borrower may continue its present policies for returned merchandise and adjustments. Credit adjustments with respect to returned merchandise shall be made immediately upon receipt of the merchandise by Borrower or upon such other disposition of the merchandise by the debtor in accordance with Borrower's instructions. If a credit adjustment is made with respect to any account receivable, the amount of such adjustment shall no longer be included in the amount of such accounts receivable in computing the Borrowing Base.

10.14 VERIFICATION OF RECEIVABLES. Bank may at any time after an Event of Default or upon written consent from Borrower which consent may not be reasonably withheld, either orally or in writing, request confirmation from any debtor of the current amount and status of the accounts receivable upon which such debtor is obligated.

10.15 INDEMNIFICATION. Borrower agrees to indemnify Bank against, and hold Bank harmless from, all claims, actions, losses, costs and expenses (including attorneys' fees and allocated costs for in-house legal services) incurred by Bank and arising from any contention whether well-founded or otherwise, that there has been a failure to comply with any law regulating Borrower's sales or leases to or performance of services for debtors obligated upon Borrower's accounts receivable and disclosures in connection therewith. This indemnity will survive repayment of Borrower's obligations to Bank and termination of this Agreement.

10.16 NOTICES. All notices required under this Agreement shall be personally delivered or sent by first class mail, postage prepaid, to the addresses on the signature page of this Agreement, or to such other addresses as Bank and Borrower may specify from time to time.

10.17 HEADINGS. Article and paragraph headings are for reference only and shall not reflect the interpretations or meaning of any provisions of this Agreement.

10.18 COUNTERPARTS. This Agreement may be executed in as many counterparts as necessary or convenient, and by the different parties on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same Agreement.

10.19 RELEASE OF BANK. In consideration of the agreements and of Bank set forth in this Agreement, Borrower and Guarantor, and all of their respective heirs, personal representatives, predecessors, successors and assigns (individually and collectively, the "Releasors"), hereby fully release, remise, and forever discharge Bank, the parent of Bank and all other affiliates and predecessors of Bank, and all past and present officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers of Bank, the parent of Bank, and all other affiliates, and predecessors of Bank and all of their respective heirs, personal representatives, predecessors, successors and assigns, for, from, and against any and all claims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages and liabilities of every kind and character whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded either in tort or contract and the duties arising thereunder, that the Releasors, or any one of more of them, has had in the past, or now has, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause or thing set forth in, relating to or arising out of, or in any way connected with or resulting form, the Loan or the Loan Documents.

This Agreement is executed as of the date stated at the top of the first page.

[LOGO]


                                                      MOBILITY ELECTRONICS, INC.,
                                                      f/k/a Electronics Accessory Specialists
                                                      International, Inc., a Delaware corporation


X  /s/ KURT A. HUISMAN                               X  /s/ RICHARD W.  WINTERICH
 -------------------------------------------          --------------------------------------------
By: Kurt A. Huisman                                   By: RICHARD W.  WINTERICH
Title: Vice President                                 Title: VICE PRESIDENT & CFO

Address where notices to the Bank are to be sent:     Address where notices to the Borrower are to
                                                      be sent:

     101 North First Avenue, Dept. 4934                    7955 E.  Redfield Road
     ---------------------------------------               ---------------------------------------
     Phoenix, AZ 85003                                     Scottsdale, AZ 85260
     ---------------------------------------               ---------------------------------------
     ATTN:                                                 ATTN:
     ---------------------------------------               ---------------------------------------

Reviewed, acknowledged and approved:


Date:
     -------------------------------          ----------------------------------
                                              Charles Mollo, Guarantor


Date:
     -------------------------------          ----------------------------------
                                              Jeffrey Doss, Guarantor


Date:
     -------------------------------          ----------------------------------
                                              Cameron Wilson, Guarantor


Date:
     -------------------------------          ----------------------------------
                                              Janice Breeze, Guarantor